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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-220378

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed aggregate maximum offering price(1)	Amount of registration fee(2)

Common shares of beneficial interest, no par value	$150,000,000	$19,470

(1)
Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3, filed with the Securities and Exchange Commission on September 7, 2017 (File No. 333-220378) (the "Registration Statement"), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. This paragraph shall be deemed to update the "Calculation of Registration Fee" table in the Registration Statement.

(2)
Calculated in accordance with Rule 457(o) under the Securities Act, based on the maximum aggregate offering price.

PROSPECTUS SUPPLEMENT (To Prospectus Dated September 7, 2017)

Investors Real Estate Trust

Up to $150,000,000 of Common Shares

We have entered into an equity distribution agreement with BMO Capital Markets Corp., Robert W. Baird & Co. Incorporated, BTIG, LLC, Jefferies LLC and Raymond James & Associates, Inc. (each, an "Agent" and together, the "Agents") providing for the offer and sale of our common shares of beneficial interest, no par value ("common shares"), having an aggregate offering price of up to $150,000,000 from time to time through the Agents, acting as our sales agents, or directly to one or more of the Agents, acting as principal.

Sales of our common shares, if any, as contemplated by this prospectus supplement will be made in any method permitted by law deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by means of ordinary brokers' transactions on the New York Stock Exchange (the "NYSE") or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. None of the Agents is required to sell any specific number or dollar amount of our common shares, but each has agreed, subject to the terms and conditions of the equity distribution agreement, to use its commercially reasonable efforts to sell the common shares designated by us from time to time in accordance with our instructions. We will pay each of the Agents a commission equal to up to 2.0% of the gross sales price of our common shares sold through such Agent, as our sales agent. The equity distribution agreement provides that we may sell our common shares through only one Agent on any trading day.

Under the equity distribution agreement, we may also sell our common shares to one or more of the Agents, as principal for their own respective accounts, at a price agreed upon at the time of sale. If we sell our common shares to an Agent, as principal, we will enter into a separate terms agreement with that Agent setting forth the terms of the transaction and we will describe the terms of the offering of those shares in a separate prospectus supplement or pricing supplement.

Our common shares are listed on the NYSE under the symbol "IRET." On November 6, 2019, the last reported sale price of our common shares on NYSE was $72.45 per share.

Investing in our common shares involves risks. You should carefully read and consider "Risk Factors" included in our most recent Transition Report on Form 10-KT or Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and on page S-7 of this prospectus supplement before investing in our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

BMO Capital Markets	Baird	BTIG

Jefferies	Raymond James

The date of this prospectus supplement is November 7, 2019

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part consists of this prospectus supplement, which provides specific information about this offering and other matters related to us. The second part, the accompanying prospectus, provides you with a general description of our common shares, some of which may not apply to this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common shares and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in, or incorporated by reference into, the accompanying prospectus. We encourage you to carefully read both this prospectus supplement and the accompanying prospectus as well as additional information described under "Where You Can Find More Information" on page S-15 of this prospectus supplement before investing in our common shares. If the information in this prospectus supplement is inconsistent with any information contained in, or incorporated by reference into, the accompanying prospectus, the information in this prospectus supplement shall apply and shall supersede the inconsistent information contained in, or incorporated by reference into, the accompanying prospectus.

        You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our common shares. We are not making any representation to you regarding the legality of an investment in our common shares by you under applicable investment or similar laws.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not and the Agents have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any common shares in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        As used in this prospectus supplement, references to "we," "our," "us," the "Company," "IRET" and similar references are to Investors Real Estate Trust and its consolidated subsidiaries, including IRET Properties, a North Dakota Limited Partnership ("IRET Properties" or the "Operating Partnership"), our operating partnership, unless otherwise expressly stated or the context otherwise requires.

 INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including our Transition Report on Form 10-KT for the eight-month period ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, contain forward-looking statements. We intend for these forward looking statements to be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are typically identified by the use of terms such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and variations of those words and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give you no assurance that our expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements, as these statements are subject to known and unknown risks, uncertainties, and other factors beyond our control and could differ materially from our actual results and performance.

        The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:

  •
  our use of the net proceeds from this offering for general corporate purposes, which may include the funding of future acquisitions and the repayment of indebtedness, including borrowings under our Credit Facility (as defined under "Use of Proceeds" on page S-9 of this prospectus supplement). Management will have broad discretion regarding the use of proceeds from this offering;

  •
  economic conditions in the markets where we own properties or markets in which we may invest in the future;

  •
  rental conditions in our markets, including occupancy levels and rental rates, our potential inability to renew residents or obtain new residents upon expiration of existing leases, changes in tax and housing laws, or other factors;

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  adverse changes in real estate markets, including future demand for apartment homes in our significant markets, barriers of entry into new markets, limitations on our ability to increase rental rates, our ability to identify and consummate attractive acquisitions and dispositions on favorable terms, our ability to reinvest sales proceeds successfully, and our inability to accommodate any significant decline in the market value of real estate serving as collateral for our mortgage obligations;

  •
  reliance on a single asset class (multifamily) and certain geographic areas (Midwest and West regions) of the U.S.;

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  inability to succeed in any new markets we enter;

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  failure of new acquisitions to achieve anticipated results or be efficiently integrated;

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  inability to complete lease-up of our projects on schedule and on budget;

  •
  inability to sell our non-core properties on terms that are acceptable;

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  failure to reinvest proceeds from sales of properties into tax-deferred exchanges, which could necessitate special dividend and tax protection payments;

  •
  inability to fund capital expenditures out of cash flow;

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  inability to pay, or need to reduce, dividends on our common shares;

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  inability to raise additional equity capital;

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  financing risks, including our potential inability to obtain debt or equity financing on favorable terms, or at all;

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  level and volatility of interest or capitalization rates or capital market conditions;

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  changes in operating costs, including real estate taxes, utilities, and insurance costs;

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  availability and cost of casualty insurance for losses;

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  inability to continue to satisfy complex rules in order to maintain our status as a real estate investment trust ("REIT") for federal income tax purposes, inability of the Operating Partnership to satisfy the rules to maintain its status as a partnership for federal income tax purposes, and the risk of changes in laws affecting REITs;

  •
  inability to attract and retain qualified personnel;

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  cyber liability or potential liability for breaches of our privacy or information security systems;

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  inability to address catastrophic weather, natural events, and climate change; and

  •
  inability to comply with environmental laws and regulations.

        We may be adversely affected by the factors included in our most recent Transition Report on Form 10-KT or Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and under the heading "Risk Factors" on page S-7 of this prospectus supplement.

        The forward-looking statements contained in this prospectus supplement and the accompanying prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares.

        For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see "Risk Factors." We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

 THE COMPANY

        We are a REIT, organized under the laws of North Dakota, that is focused on the ownership, management, acquisition, development, and redevelopment of apartment communities. Our common shares were initially listed on the NYSE under the symbol "IRET" in December 2012.

        Over the past several years, we have extensively repositioned our portfolio from a diversified, multi-segment collection of properties into a single segment concentrated on apartment communities. Our current emphasis is on making operational enhancements that we believe will improve our residents' experience, redeveloping some of our existing apartment communities to meet current market demands, and acquiring new apartment communities in the Minneapolis/St. Paul and Denver metropolitan areas.

        We focus on investing in markets characterized by stable and growing economic conditions, strong employment, and an attractive quality of life that we believe, in combination, lead to higher demand for our apartment homes and retention of our residents. As of September 30, 2019, we owned interests in 84 multifamily communities, containing 13,336 apartment homes. Property owned, as presented in the condensed consolidated balance sheets, was $1.7 billion at September 30, 2019.

        We were organized under the laws of North Dakota on July 31, 1970, and have operated as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), since our formation. On February 1, 1997, we were restructured as an Umbrella Partnership Real Estate Investment Trust and we conduct our daily business operations primarily through our operating partnership, IRET Properties. The sole general partner of IRET Properties is IRET, Inc., a North Dakota corporation and our wholly owned subsidiary. All of our assets (except for qualified REIT subsidiaries) and liabilities were contributed to IRET Properties, through IRET, Inc., in exchange for the sole general partnership interest in IRET Properties. IRET Properties holds substantially all of the assets of the Company. IRET Properties conducts the operations of our business and is structured as a partnership with no publicly traded equity. Contributions of properties to the Company can be structured as tax-deferred transactions through the issuance of Operating Partnership limited partnership units, which is one of the reasons the Company is structured in this manner. As of September 30, 2019, IRET, Inc. owned a 90.5% interest in IRET Properties. The remaining interest in IRET Properties is held by individual limited partners.

        Our corporate headquarters is located at 1400 31st Avenue SW, Suite 60 in Minot, North Dakota. We also have a corporate office in Minneapolis, Minnesota, and additional property management offices located in the states where we own apartment communities. Our shareholder relations telephone number is (701) 837-4738. We maintain a corporate website at www.iretapartments.com. Our internet website and the information contained therein or connected thereto is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission ("SEC").

 THE OFFERING

        All of the common shares that may be sold pursuant to this prospectus supplement will be sold by us and no shares are being sold by our shareholders. For a description of our common shares, see "Description of Shares of Beneficial Interest" in the accompanying prospectus, as the same may be further amended or supplemented from time to time by information in the documents incorporated or deemed to be incorporated by reference in the accompanying prospectus.

Issuer:	Investors Real Estate Trust
Offering:	Common shares having an aggregate offering price of up to $150,000,000.
Manner of Offering:

"At-the-market" offering that may be made from time to time through the Agents, as our sales agents, using commercially reasonable efforts consistent with their respective normal trading and sales practices and applicable law and regulations. We may also sell our common shares to one or more of the Agents, as principal, at a price agreed upon at the time of sale. See "Plan of Distribution (Conflicts of Interest)."

Use of Proceeds:

We intend to use any net proceeds from this offering for general corporate purposes, which may include the funding of future acquisitions and the repayment of indebtedness, including borrowings under our Credit Facility. For information concerning potential conflicts of interest, see "Plan of Distribution (Conflicts of Interest)—Other Relationships" and "—Conflicts of Interest" in this prospectus supplement.

Restrictions on Ownership and Transfer:

Our declaration of trust contains provisions that are intended to help preserve our status as a REIT for federal income tax purposes. Specifically, our declaration of trust provides that any transaction that would result in our disqualification as a REIT under Section 856 of the Code, including any transaction that would result in (i) a person owning shares of beneficial interest in excess of the ownership limit of 9.8%, in number or value, of our outstanding shares of beneficial interest, (ii) less than 100 people owning our shares of beneficial interest, (iii) us being "closely held" (within the meaning of Section 856(h) of the Code), or (iv) 50% or more of the fair market value of our shares of beneficial interest being held by persons other than U.S. persons, will be void ab initio. For more information, see "Description of Shares of Beneficial Interest—Ownership and Transfer Restrictions" in the accompanying prospectus.

NYSE Symbol:	"IRET"

Risk Factors:

An investment in our common shares involves various risks and prospective investors should carefully consider the matters discussed under "Risk Factors" in this prospectus supplement, as well as the other risks described in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, before making a decision to invest in the common shares.

Material Federal Income Tax Considerations:	See "Additional Material Federal Income Tax Considerations" beginning on page S-10 of this prospectus supplement, and "Material Federal Income Tax Considerations" in the accompanying prospectus.

RISK FACTORS

        Investing in our common shares involves risks. You should carefully consider the risks, uncertainties and additional information set forth in our most recent Transition Report on Form 10-KT or Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus supplement and the accompanying prospectus, and in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus that we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. For a description of these reports and documents, and information about where you can find them, see "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference." The risks and uncertainties in the documents incorporated by reference in this prospectus supplement are those that we currently believe may materially affect us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to our Common Shares and this Offering

The market price and trading volume of our common shares are subject to fluctuation due to general market conditions, the risks discussed in our SEC filings and other factors, including the following:

  •
  regional, national, and global economic and business conditions;

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  actual or anticipated changes in our quarterly operating results or dividends;

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  changes in our funds from operations or earnings estimates;

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  investor interest in our property portfolio;

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  the market perception and performance of REITs in general;

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  the market perception or trading volume of REITs relative to other investment opportunities;

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  the market perception of our financial condition, performance, distributions, and growth potential;

  •
  general stock and bond market conditions, including potential increases in interest rates that could lead investors to seek higher annual yields than dividends on our common shares;

  •
  shifts in our investor base to a higher concentration of passive investors, including exchange-traded funds and index funds, that could have an adverse effect on our ability to communicate with our shareholders;

  •
  our ability to access capital markets, which could impact our cost of capital;

  •
  a change in our credit rating or analyst ratings;

  •
  changes in minimum dividend requirements;

  •
  sales of additional common shares in the public market, or the perception that such sales might occur;

  •
  terrorism or other factors that adversely impact the markets in which our shares trade; and

  •
  changes in tax laws or government regulations that could affect the attractiveness of our shares.

        Although our common shares are listed on the NYSE, the daily trading volume of our shares may be lower than the trading volume for other companies for the reasons stated above or otherwise. As a result of lower trading volume, an owner of our common shares may encounter difficulty in selling our shares in a timely manner and may incur a substantial loss.

Our Management will have broad discretion as to the use of any proceeds from this offering and our use may not increase our profitability or market value.

        We intend to use any proceeds for general corporate purposes, which may include, among other things, the funding of future acquisitions and repayment of indebtedness, including borrowings under our Credit Facility. We may not use the net proceeds effectively. There can be no assurance that we will complete any acquisitions or as to the timing and terms of any acquisitions. Moreover, we may use any net proceeds for corporate purposes that may not increase our profitability or market value.

Payment of distributions on our common shares is not guaranteed.

        Our Board of Trustees must approve any stock distributions and may elect at any time, or from time to time, and for an indefinite duration, to reduce or not pay the distributions payable on our common shares. Our Board of Trustees may reduce distributions for a variety of reasons, including but not limited to the following:

  •
  operating and financial results cannot support the current distribution payment;

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  unanticipated costs, capital requirements, or cash requirements;

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  annual distribution requirements under the REIT provisions of the Internal Revenue Code;

  •
  a conclusion that the payment of distributions would cause us to breach the terms of certain agreements or contracts, such as financial ratio covenants in our debt financing documents; or

  •
  other factors the Board of Trustees may consider relevant.

We may issue additional classes or series of our shares of beneficial interest with rights and preferences that are superior to the rights and preferences of our common shares and that may be dilutive.

        Without the approval of our common shareholders, our Board of Trustees may establish additional classes or series of our shares of beneficial interest, and such classes or series may have dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, or other rights and preferences that are superior to the rights of the holders of our common shares. In that regard, in September 2017, we filed a shelf registration statement with the SEC that enables us to sell an undetermined number of common and preferred shares as set forth in the accompanying prospectus. Future sales of common shares, preferred shares, or debt securities convertible into common or preferred shares would be dilutive and could have an adverse impact on the market price of our common shares.

Our future growth depends, in part, on our ability to raise additional equity capital, which will have the effect of diluting the interests of our common shareholders.

        Our future growth depends upon, among other things, our ability to raise equity capital and issue limited partnership units of IRET Properties. Sales of substantial amounts of our common or preferred shares in the public market, or substantial issuances of our common shares in connection with redemption requests for limited partnership units, will dilute the interests of the current common shareholders and could adversely affect the market price of our common shares.

 USE OF PROCEEDS

        We intend to use the net proceeds from this offering for general corporate purposes, which may include the funding of future acquisitions and the repayment of indebtedness, including borrowings under our Credit Facility, as described below.

        There are no pending acquisitions, and there can be no assurance that we will complete any acquisitions or as to the timing or terms of any acquisitions. If we do not complete any acquisitions, our management will have broad discretion in the application of the net proceeds from this offering.

        Our primary unsecured credit facility is a revolving, multi-bank line of credit, with the Bank of Montreal serving as administrative agent (the "Credit Facility"). Our line of credit has total commitments of $250.0 million, with borrowing capacity based on the value of properties contained in the unencumbered asset pool ("UAP"). As of September 30, 2019, the UAP provided for a borrowing capacity of $250.0 million, with additional borrowing availability of $146.9 million beyond the $103.1 million drawn, including the balance on a separate $6.0 million operating line of credit. The Credit Facility matures on August 31, 2022, with one twelve-month option to extend the maturity date at our election.

        The interest rate on the line of credit is based, at our option, on either the lender's base rate plus a margin, ranging from 35 to 85 basis points, or the London Interbank Offered Rate, plus a margin that ranges from 135 to 190 basis points based on our consolidated leverage. Our line of credit is subject to customary financial covenants and limitations.

        Pending application of the net proceeds for the purposes described above, we anticipate that any net proceeds will be invested in short-term, highly-liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

        Affiliates of BMO Capital Markets Corp. and Raymond James & Associates, Inc. are lenders under our Credit Facility. Accordingly, they will receive net proceeds from this offering to the extent that we use any net proceeds to repay borrowings under our Credit Facility. In addition, the Agents or their affiliates may receive net proceeds from this offering to the extent we use any net proceeds to repay any of our other indebtedness that may be held by any of the Agents or their respective affiliates from time to time. See "Plan of Distribution (Conflicts of Interest)—Other Relationships" and "—Conflicts of Interest."

 ADDITIONAL MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain additional material federal income tax considerations with respect to the ownership of our common shares. This summary supplements and should be read together with "Material Federal Income Tax Considerations" in the accompanying prospectus.

        On September 20, 2018, our Board of Trustees approved a change in our fiscal year-end from April 30 to December 31, effective as of January 1, 2019. In the opinion of Hunton Andrews Kurth LLP, we have qualified to be taxed as a REIT for our taxable years since April 30, 2016, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2019 and in the future.

Tax Cuts and Jobs Act

        The tax law informally titled the Tax Cuts and Jobs Act ("TCJA") made many significant changes to the federal income tax laws applicable to businesses and their owners, including REITs and their shareholders, and may lessen the relative competitive advantage of operating as a REIT rather than as a C corporation. Pursuant to this legislation, as of January 1, 2018, (1) the federal income tax rate applicable to corporations is reduced to 21%, (2) the highest marginal individual income tax rate is reduced to 37% (through taxable years ending in 2025), (3) the corporate alternative minimum tax is repealed, and (4) the backup withholding rate for U.S. shareholders is reduced to 24%. In addition, individuals, estates and trusts may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not "capital gain dividends" or "qualified dividend income," subject to certain limitations. For taxpayers qualifying for the full deduction, the effective maximum tax rate on ordinary REIT dividends would be 29.6% (through taxable years ending in 2025). The maximum rate of withholding with respect to our distributions to non-U.S. shareholders that are treated as attributable to gains from the sale or exchange of U.S. real property interests is also reduced from 35% to 21%. The deduction of net interest expense is limited for all businesses; provided that certain businesses, including real estate businesses, may elect not to be subject to such limitations and instead to depreciate their real property related assets over longer depreciable lives. To the extent that our taxable REIT subsidiaries ("TRSs") or any other TRS we form has interest expense that exceeds its interest income, the net interest expense limitation could potentially apply to such TRS. The reduced corporate tax rate will apply to our TRS and any other TRS we form.

        We urge you to consult your tax advisors regarding the impact of this legislation on the purchase, ownership and sale of our common shares.

Failure to Satisfy Asset Tests

        If we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test) commencing with taxable years beginning on or after January 1, 2005, as described in the prospectus under "Material Federal Income Tax Considerations—Federal Income Taxation of Investors Real Estate Trust—Requirements for Qualification—Asset Tests," as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the Internal Revenue Service ("IRS"), and (3) we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution Requirements

        We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. We have no current intention to make a taxable dividend payable in our shares.

Taxation of Non-U.S. Shareholders—Withholding

        We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Shareholder (a "non-U.S. Shareholder" is defined in the prospectus under "Material Federal Income Tax Considerations—Taxation of Non-U.S. Shareholders") unless:

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  a lower treaty rate applies and the non-U.S. Shareholder files with us an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate;

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  the non-U.S. Shareholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Shareholder's trade or business so that no withholding tax is required; or

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  the distributions are treated for the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") withholding tax purposes as attributable to a sale of a "United States real property interest."

Taxation of Non-U.S. Shareholders—Qualified Foreign Pension Funds

        REIT distributions received by a "qualified foreign pension fund" that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.

Foreign Account Tax Compliance Act

        The IRS has issued proposed regulations, on which taxpayers may rely, that exclude gross proceeds from the sale or other disposition of our shares from the application of the withholding tax imposed under the Foreign Account Tax Compliance Act, or FATCA, and related administrative guidance.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

        We have entered into the equity distribution agreement with the Agents providing for the offer and sale of our common shares having an aggregate offering price of up to $150,000,000 from time to time through the Agents, acting as our sales agents, or directly to one or more of the Agents, acting as principal. The equity distribution agreement has been filed as an exhibit to our Current Report on Form 8-K filed on the date of this prospectus supplement, which is incorporated by reference into this prospectus supplement.

        The sales, if any, of common shares under the equity distribution agreement will be made by means of ordinary brokers' transactions on the NYSE in "at-the-market" offerings as defined in Rule 415 of the Securities Act, or as otherwise agreed upon by one or more of the Agents and us. The Agents will not engage in any transactions that stabilize our common shares.

        None of the Agents is required to sell any specific number or dollar amount of our common shares, but each has agreed to use its commercially reasonable efforts to sell our common shares, as our sales agent, on the terms and subject to the conditions set forth in the equity distribution agreement. We will instruct each Agent as to the maximum number of our common shares to be sold through such Agent on any trading day and the minimum price per share at which such shares may be sold. Under the equity distribution agreement, we or an Agent may suspend the offering of our common shares being made through such Agent, as our sales agent, for any reason and at any time upon notice to the other party. The equity distribution agreement provides that we may sell our common shares through only one Agent on any trading day.

        Each Agent will provide to us written confirmation following the close of trading on the NYSE each day on which our common shares are sold under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the gross sales proceeds, the commission payable by us to the Agents with respect to such sales, and the net proceeds to us (after transaction fees, if any, but before other expenses). We will report at least quarterly in our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the SEC the number of common shares sold by or through the Agents under the equity distribution agreement, the net proceeds to us and the aggregate compensation paid by us to the Agents in connection with those sales of our common shares.

        We will pay each Agent a commission equal to up to 2.0% of the gross sales price of our common shares sold through such Agent, as our sales agent, under the equity distribution agreement. We estimate that the total expenses payable by us in connection with the offering and sale of our common shares pursuant to the equity distribution agreement, excluding commissions and discounts payable to the Agents, will be approximately $350,000.

        Under the terms of the equity distribution agreement, we may also sell our common shares to one or more of the Agents, as principal for their own respective accounts, at a price agreed upon at the time of sale. If we sell our common shares to an Agent, as principal, we will enter into a separate terms agreement with that Agent setting forth the terms of the transaction and we will describe the terms of the offering of those shares in a separate prospectus supplement.

        Settlement for sales of our common shares offered hereby will occur on the second business day (or on such other date as may be agreed upon by us and the applicable Agent or Agents, as the case may be) following the respective dates on which any such sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        The offering of our common shares pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all of the common shares subject to the equity distribution agreement or (2) the termination of the equity distribution agreement by us or by the Agents.

        We have agreed in the equity distribution agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act. We have also agreed, under certain circumstances, to reimburse the Agents for certain of their out-of-pocket expenses, including fees and expenses of counsel, in connection with the equity distribution agreement.

        If we or any of the Agents have reason to believe that our common shares no longer constitute an "actively-traded security" as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, that party will promptly notify the others and sales of our common shares under the equity distribution agreement will be suspended until in our collective judgment Rule 101(c)(1) of Regulation M or another exemptive provision has been satisfied.

        In connection with the sale of our common shares hereunder, the Agents may each be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation paid to the Agents may be deemed to be underwriting commissions or discounts.

Other Relationships

        An affiliate of BMO Capital Markets Corp. is the administrative agent and a lender under our Credit Facility. An affiliate of Raymond James & Associates, Inc. is also a lender under our Credit Facility. Accordingly, they will receive net proceeds from this offering to the extent that we use any net proceeds to repay borrowings under our Credit Facility. In addition, the Agents or their affiliates may receive net proceeds from this offering to the extent we use any net proceeds to repay any of our other indebtedness that may be held by any of the Agents or their respective affiliates from time to time. In the ordinary course of their various business activities, the Agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and any investment and trading activities may involve or relate to assets, securities or instruments of ours (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. Some or all of the Agents or their affiliates have provided and in the future may provide investment banking, commercial banking or other financial services, including providing credit facilities or other borrowings, to us in the ordinary course of business for which they have received and may in the future receive compensation. The Agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of our assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in our assets, securities and instruments.

Conflicts of Interest

        As described above under "Use of Proceeds," we intend to use net proceeds from this offering for general corporate purposes, which may include repaying outstanding indebtedness (including borrowings under our Credit Facility). As described above under "—Other Relationships," affiliates of BMO Capital Markets Corp. and Raymond James & Associates, Inc. are lenders under our Credit Facility. As a result, affiliates of BMO Capital Markets Corp. and Raymond James & Associates, Inc. will receive a portion of the net proceeds of this offering in connection with the repayment of borrowings outstanding under our Credit Facility. The Agents or their affiliates will also receive a portion of any net proceeds of this offering that we use to repay any other indebtedness that they hold. These repayments may exceed 5% of the net proceeds of this offering (not including the Agents' discounts and commissions). Nonetheless, in accordance with the Financial Industry Regulatory Authority Inc. Rule 5121, the appointment of a "qualified independent underwriter" is not necessary in connection with this offering because, as a real estate investment trust, we are excluded from that requirement.

 LEGAL MATTERS

        Certain legal matters will be passed upon for us by Dorsey & Whitney LLP as our outside counsel. Certain legal matters including U.S. federal income tax matters have been passed upon by Hunton Andrews Kurth LLP as our outside tax counsel. Certain legal matters in connection with this offering will be passed upon for the Agents by Mayer Brown LLP.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        SEC rules allow us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Transition Report on Form 10-KT for the eight-month period ended December 31, 2018 filed with the SEC on February 27, 2019;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 8, 2019, August 7, 2019 and November 6, 2019, respectively;

  •
  our Current Reports on Form 8-K filed with the SEC on March 8, 2019, June 18, 2019, September 17, 2019 and October 1, 2019; and

  •
  the description of our common shares included in our registration statement on Form S-3 filed with the SEC on September 7, 2017.

        All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any of the securities covered under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the applicable prospectus supplement and any previously filed documents.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his, her or its written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows:

Investors Real Estate Trust
1400 31st Avenue SW, Suite 60
Minot, ND 58702
Attn: Shareholder Relations
Telephone: (701) 837-4738
Facsimile: (701) 838-7785

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as this registration statement and the exhibits and schedules thereto, are available on the SEC's website, www.sec.gov. Copies of these documents may also be available on our website at www.iretapartments.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus supplement or any amendment or supplement thereto.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC's rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C. and through the SEC's website. Please be aware that statements in this prospectus supplement or the accompanying prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

PROSPECTUS

Common Shares
Preferred Shares

        We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus.

        We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

        We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

        Our common shares of beneficial interest, no par value per share, or common shares, are listed on the New York Stock Exchange, or the NYSE, under the symbol "IRET." On September 6, 2017, the last reported sale price of our common shares was $6.21 per share. Our 7.95% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share, or Series B preferred shares, are listed on the NYSE under the symbol "IRET PRB."

        Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled "Risk Factors" included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.

        We impose certain restrictions on the ownership and transfer of our common shares and our shares of beneficial interest. You should read the information under the section entitled "Description of Shares of Beneficial Interest—Ownership and Transfer Restrictions" in this prospectus for a description of these restrictions.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2017.

ABOUT THIS PROSPECTUS	1
RISK FACTORS	1
OUR COMPANY	1
USE OF PROCEEDS	3
RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS	4
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST	5
LEGAL OWNERSHIP OF SECURITIES	10
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	11
PLAN OF DISTRIBUTION	41
LEGAL MATTERS	44
EXPERTS	44
WHERE YOU CAN FIND MORE INFORMATION	44
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	44
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	45

        You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled "Where You Can Find More Information" and "Documents Incorporated By Reference."

        This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference."

        As used in this prospectus supplement, references to "we," "our," "us," the "Company," "IRET" and similar references are to Investors Real Estate Trust and its consolidated subsidiaries, including IRET Properties, a North Dakota Limited Partnership, our operating partnership, unless otherwise expressly stated or the context otherwise requires.

RISK FACTORS

        Before purchasing the securities offered by this prospectus you should carefully consider the risk factors in any prospectus supplement and incorporated by reference in this prospectus and any prospectus supplement from our Annual Report on Form 10-K for the year ended April 30, 2017, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference." Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

OUR COMPANY

        We are a self-administered equity real estate investment trust ("REIT") organized under the laws of North Dakota, and began operations in July 1970. Our business consists of acquiring, owning and leasing income-producing properties located primarily in the upper Midwest. Our investment strategy focuses primarily on multifamily properties. In June 2016, we announced our intention to transition toward becoming a pure play multifamily REIT and to sell our remaining commercial properties, the majority of which are healthcare properties. We operate mainly within the states of North Dakota and Minnesota, although we also own properties in Iowa, Kansas, Montana, Nebraska, South Dakota and Wisconsin. Our principal executive office is located in Minot, North Dakota. We also have corporate offices in Minneapolis and St. Cloud, Minnesota, and additional property management offices located in the states where we own properties.

        We operate in a manner intended to enable us to maintain our qualification as a REIT under the Internal Revenue Code of 1986, as may be amended ("Code"). We are structured as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, where we own our assets and conduct our day-to-day business operations through an operating partnership, IRET Properties, a North Dakota Limited Partnership, of which IRET, Inc., a North Dakota corporation and our wholly-owned subsidiary, is the sole general partner.

 USE OF PROCEEDS

        Unless otherwise specified in a particular prospectus supplement accompanying this prospectus or document filed by us with the SEC and incorporated by reference in this prospectus, we will use the net proceeds from sales of securities for one or more of the following:

  •
  repayment of debt;

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  acquisition of additional properties;

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  funding our development and redevelopment pipeline;

  •
  redemption of preferred shares;

  •
  working capital; and

  •
  other general corporate purposes.

        Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering.

 RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the periods indicated. The ratio of earnings to fixed charges was computed by dividing earnings by our fixed charges. The ratio of earnings to combined fixed charges and preferred share dividends was computed by dividing earnings by our combined fixed charges and preferred share dividends. For purposes of calculating these ratios, earnings consist of income from continuing operations plus fixed charges, less loss (income) from non-controlling interests and interest capitalized. Fixed charges consist of interest charges on all indebtedness, whether expensed or capitalized, the interest component of rental expense and the amortization of debt discounts and issue costs, whether expensed or capitalized. Preferred share dividends consist of dividends on our 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the "Series A preferred shares") prior to the completion of our redemption of all outstanding Series A preferred shares on December 2, 2016 and dividends on our Series B preferred shares.

	Fiscal Year Ended April 30,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	(1)	1.25x	1.15x	1.01x	1.17x
Ratio of earnings to combined fixed charges and preferred share dividends.	(1)	1.05x	(2)	(3)	1.02x

(1)
Earnings were inadequate to cover (a) fixed charges and (b) combined fixed charges and preferred share dividends by $21.5 million and $32.0 million, respectively. Excluding non-cash asset impairment charges of $57.1 million, the ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred share dividends would have been 1.77x and 1.44x, respectively, for the fiscal year ended April 30, 2017.

(2)
Earnings were inadequate to cover combined fixed charges and preferred share dividends by $2.1 million. Excluding non-cash asset impairment charges of $4.5 million, the ratio of earnings to combined fixed charges and preferred share dividends would have been 1.03x, for the fiscal year ended April 30, 2015.

(3)
Earnings were inadequate to cover combined fixed charges and preferred share dividends by $11.1 million. Excluding non-cash asset impairment charges of $7.8 million, the ratio of earnings to combined fixed charges and preferred share dividends would have been 0.95x, for the fiscal year ended April 30, 2014.

 DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        The following is a summary of the material terms of our shares of beneficial interest. This summary is not a complete legal description of the common shares or preferred shares and is qualified in its entirety by reference to our Articles of Amendment and Third Restated Declaration of Trust, as amended and supplemented, or our declaration of trust, and our Fifth Restated Trustees' Regulations, or our bylaws. We have filed copies of our declaration of trust, and our bylaws with the SEC and have incorporated by reference such documents as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

        The description of our common shares in our registration statement on Form 10, as amended, dated July 29, 1986 and the description of our Series B preferred shares on in our registration statement on Form 8-A, dated August 3, 2012 and filed with the SEC on August 3, 2012 are incorporated herein by reference.

General

        We are authorized, under our declaration of trust, to issue an unlimited number of our shares of beneficial interest. Our board of trustees is authorized, under our declaration of trust, to provide for the issuance of shares of beneficial interest upon terms and conditions and pursuant to agreements as our board of trustees may determine and, further, to establish by resolution more than one class or series of shares of beneficial interest and to fix the relative rights and preferences of these different classes or series. The rights and preferences of any class or series of shares of beneficial interest will be stated in the articles supplementary to our declaration of trust establishing the terms of that class or series adopted by our board of trustees and will become part of our declaration of trust. As of June 22, 2017, our authorized shares of beneficial interest consisted of an unlimited number of common shares, of which 120,622,114 were issued and outstanding, 1,150,000 Series A preferred shares, of which no shares were issued and outstanding, and 4,600,000 Series B preferred shares, of which 4,600,000 were issued and outstanding.

        The voting rights and rights to distributions of the holders of common shares are subject to the prior rights of the holders of our preferred shares that may be outstanding from time to time. Unless otherwise required by applicable law or regulation, classes or series of preferred shares are issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by our board of trustees. Classes or series of preferred shares may have varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. Any class or series of preferred shares could be given rights that are superior to rights of holders of common shares and a class or series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Ownership and Transfer Restrictions

        Our declaration of trust contains provisions that are intended to help preserve our status as a REIT for federal income tax purposes. Specifically, our declaration of trust provides that any transaction that would result in our disqualification as a REIT under Section 856 of the Code, including any transaction that would result in (i) a person owning shares of beneficial interest in excess of the ownership limit of 9.8%, in number or value, of our outstanding shares of beneficial interest, (ii) less than 100 people owning our shares of beneficial interest, (iii) us being "closely held" (within the meaning of Section 856(h) of the Code), or (iv) 50% or more of the fair market value of our shares of beneficial interest being held by persons other than United States persons, will be void ab initio. If such transaction is not void ab initio, then the shares of beneficial interest that are in excess of the ownership limit, that would cause us to be closely held, that would result in 50% or more of the fair market value of our shares of beneficial interest to be held by persons other than United States persons or that otherwise would result in our disqualification as a REIT, would automatically be exchanged for an equal number of "excess shares," and these excess shares will be transferred to an "excess share trustee" for the exclusive benefit of the charitable beneficiaries named by our board of trustees.

        In such event, any distributions on excess shares will be paid to the excess share trust for the benefit of the charitable beneficiaries. The excess share trustee will be entitled to vote the excess shares, if applicable, on any matter. The excess share trustee may only transfer the excess shares held in the excess share trust as follows:

  •
  if shares of beneficial interest were transferred to the excess share trustee due to a transaction or event that would have caused a violation of the ownership limit or would have caused us to be closely held then, at the direction of our board of trustees, the excess share trustee will transfer the excess shares to the person who makes the highest offer for the excess shares, pays the purchase price and whose ownership will not violate the ownership limit or cause us to be closely held; or

  •
  if excess shares were transferred to the excess share trustee due to a transaction or event that would have caused persons other than United States persons to own more than 50% of the value of our shares of beneficial interest then, at the direction of our board of trustees, the excess share trustee will transfer the excess shares to the United States person who makes the highest offer for the excess shares and pays the purchase price.

        We have certain rights to purchase excess shares from the excess share trustee and must have waived these rights prior to a transfer as described above.

Power to Reclassify Our Unissued Shares of Beneficial Interest

        Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of trustees could authorize the issuance of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our common shareholders.

Common Shares

        General.    Our declaration of trust authorizes the issuance of an unlimited number of our common shares. As of June 22, 2017, there were 120,622,114 of our common shares outstanding and up to 15,208,028 of our common shares potentially issuable upon redemption of previously issued limited partnership units of our operating partnership, or LP Units, and up to 178,130 of our common shares potentially issuable upon vesting of our restricted stock awards and there were no warrants, options or other contractual arrangements, other than the LP Units, requiring the issuance of our common shares or any other shares of beneficial interest.

        The common shares we may offer from time to time under this prospectus, will be duly authorized, fully paid and nonassessable when issued.

        Voting Rights.    Subject to the provisions of our declaration of trust regarding the restriction on the transfer of our common shares, our common shares have non-cumulative voting rights at the rate of one vote per common share on all matters submitted to the shareholders, including the election of members of our board of trustees.

        Our declaration of trust generally provides that whenever any action is to be taken by the holders of our common shares, including the amendment of our declaration of trust if such amendment is previously approved by our board of trustees, such action will be authorized by a majority of the voting power of the holders of our common shares present in person or by proxy at a meeting at which a quorum is present, except as otherwise required by law, our declaration of trust or our bylaws. Our declaration of trust further provides the following:

            (i)  that the following actions will be authorized by the affirmative vote of the holders of our common shares holding common shares possessing a majority of the voting power of our common shares then outstanding and entitled to vote on such action:

    •
    our termination;

    •
    our merger with or into another entity;

    •
    our consolidation with one or more other entities into a new entity;

    •
    the disposition of all or substantially all of our assets; and

    •
    the amendment of the declaration of trust, if such amendment has not been previously approved by our board of trustees.

           (ii)  that a member of our board of trustees may be removed with or without cause by the holders of our common shares by the affirmative vote of not less than two-thirds of our common shares then outstanding and entitled to vote on such matter.

        Our declaration of trust also permits our board of trustees, by a two-thirds vote and without any action by the holders of our common shares, to amend our declaration of trust from time to time as necessary to enable us to continue to qualify as a real estate investment trust under the Code.

        Dividend, Distribution, Liquidation and Other Rights.    Subject to the preferential rights of our Series B preferred shares, any other preferred shares of beneficial interest that we may issue in the future and the provisions of the declaration of trust regarding the restriction on the transfer of our common shares, holders of our common shares are entitled to receive dividends on their common shares if, as and when authorized and declared by our board of trustees and to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities. Our common shares have equal dividend, distribution, liquidation and other rights. Our common shares have no preference, conversion, exchange, sinking fund or redemption rights.

Preferred Shares

        Our declaration of trust, as amended by the articles supplementary, authorizes the issuance of an unlimited number of our preferred shares. Prior to the authorization of the redemption of our Series A preferred shares on September 1, 2016, we had 1,150,000 Series A preferred shares outstanding. On December 2, 2016 we completed the redemption of all outstanding Series A preferred shares and as of June 22, 2017, there were no Series A preferred shares outstanding and 4,600,000 of our Series B preferred shares issued and outstanding.

        Our board of trustees may authorize the issuance of preferred shares in one or more series and may determine, with respect to any such series, the rights, preferences, privileges and restrictions of the preferred shares of that series, including:

  •
  distribution rights;

  •
  conversion rights;

  •
  voting rights;

  •
  redemption rights and terms of redemptions; and

  •
  liquidation preference.

        The issuance of preferred shares could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. In addition, any preferred shares that we issue could rank senior to our common shares with respect to the payment of distributions, in which case we could not pay any distributions on our common shares until full distributions have been paid with respect to such preferred shares.

        The rights, preferences, privileges and restrictions of each series of preferred shares will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of preferred shares in the prospectus supplement relating to that series, which terms will include:

  •
  the designation and par value of the preferred shares;

  •
  the voting rights, if any, of the preferred shares;

  •
  the number of preferred shares offered, the liquidation preference per preferred share and the offering price of the preferred shares;

  •
  the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred shares;

  •
  whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred shares will cumulate;

  •
  the procedures for any auction and remarketing for the preferred shares, if applicable;

  •
  the provision for a sinking fund, if any, for the preferred shares;

  •
  the provision for, and any restriction on, redemption, if applicable, of the preferred shares;

  •
  the provision for, and any restriction on, repurchase, if applicable, of the preferred shares;

  •
  the terms and provisions, if any, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner or calculation) and conversion period;

  •
  the terms under which the rights of the preferred shares may be modified, if applicable;

  •
  the relative ranking and preferences of the preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

  •
  any limitation on issuance of any other series of preferred shares, including any series of preferred shares ranking senior to or on parity with the series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

  •
  any listing of the preferred shares on any securities exchange;

  •
  if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the preferred shares;

  •
  information with respect to book-entry procedures, if applicable;

  •
  in addition to those restrictions described above, any other restrictions on the ownership and transfer of the preferred shares; and

  •
  any additional rights, preferences, privileges or restrictions of the preferred shares.

Stock Exchange Listings

        Our common shares are listed on the NYSE under the symbol "IRET." Our Series B preferred shares are listed on the NYSE under the symbol "IRET PRB."

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares and our Series B preferred shares is American Stock Transfer & Trust Company, LLC.

 LEGAL OWNERSHIP OF SECURITIES

        We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below.

        As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities. Except in limited circumstances, owners of a beneficial interest in a global security:

  •
  will not be entitled to have the global security or any securities represented by it registered in their names;

  •
  will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

  •
  will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities.

        We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called "participants" for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

  •
  the depositary, with respect to participants' interests; or

  •
  any participant, with respect to interests of persons held by the participants on their behalf.

        Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

  •
  us or our affiliates; or

  •
  any agent of the above.

 MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes the material federal income tax considerations that you, as a shareholder, may consider relevant. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as:

  •
  insurance companies;

  •
  tax-exempt organizations (except to the limited extent discussed in "—Taxation of Tax-Exempt Shareholders" below);

  •
  financial institutions or broker-dealers;

  •
  non-U.S. individuals and foreign corporations (except to the limited extent discussed in "—Taxation of Non-U.S. Shareholders" below);

  •
  U.S. expatriates;

  •
  persons who mark-to-market our securities;

  •
  subchapter S corporations;

  •
  U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

  •
  regulated investment companies and REITs;

  •
  trusts and estates;

  •
  holders who receive our securities through the exercise of employee share options or otherwise as compensation;

  •
  persons holding our securities as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Code;

  •
  persons holding our securities through a partnership or similar pass-through entity; and

  •
  persons holding a 10% or more (by vote or value) beneficial interest in our shares of beneficial interest.

        This summary assumes that securityholders hold securities as capital assets for federal income tax purposes, which generally means property held for investment.

        The statements in this section and the opinion of Hunton & Williams LLP, described below, are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

Taxation of Investors Real Estate Trust as a REIT

        We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended April 30, 1971. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to be organized and to operate in such a manner. However, we cannot assure you that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT. Qualification as a REIT depends on our continuing to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results. The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its shareholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

Federal Income Taxation of Investors Real Estate Trust

        In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT for our taxable years ended April 30, 2014 through April 30, 2017, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending April 30, 2018 and in the future. Investors should be aware that Hunton & Williams LLP's opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and is not binding upon the Internal Revenue Service ("IRS") or any court. In addition, Hunton & Williams LLP's opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, either prospectively or retrospectively, and speaks as of the date issued. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP's opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify."

        If we qualify as a REIT, we generally will not be subject to federal corporate income tax on that portion of our ordinary income or capital gain that is timely distributed to shareholders. The REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders, substantially eliminating the federal "double taxation" on earnings (that is, taxation at the corporate level when earned, and again at the shareholder level when distributed) that usually results from investments in a corporation. Nevertheless, we will be subject to federal income tax as follows:

        First, we will be taxed at regular corporate rates on our undistributed "REIT taxable income," including undistributed net capital gains.

        Second, under some circumstances, we may be subject to the "alternative minimum tax" as a consequence of our items of tax preference, including any deductions of net operating losses.

        Third, if we have net income from the sale or other disposition of "foreclosure property" that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

        Fourth, if we have net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax.

        Fifth, if we should fail to satisfy one or both of the 75% gross income test or the 95% gross income test as described below under "—Requirements for Qualification—Income Tests," but have nonetheless maintained our qualification as a REIT because we have met other requirements, we will be subject to a 100% tax on the greater of (1)(a) the amount by which we fail the 75% gross income test or (b) the amount by which 95% (or 90% for our taxable years beginning before January 1, 2005)

of our gross income exceeds the amount of our income qualifying for the 95% gross income test, multiplied in either case by (2) a fraction intended to reflect our profitability.

        Sixth, if we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test) commencing with taxable years beginning on or after January 1, 2005, as described below under "—Requirements for Qualification—Asset Tests," as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

        Seventh, if we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

        Eighth, if we fail to distribute during each year at least the sum of:

  •
  85% of our REIT ordinary income for such year,

  •
  95% of our capital gain net income for such year and

  •
  any undistributed taxable income required to be distributed from prior periods,

        then we will be subject to a 4% excise tax on the excess of this required distribution amount over the amounts actually distributed.

        Ninth, if we should acquire any asset from a "C" corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and no election is made for the transaction to be currently taxable, and we subsequently recognize gain on the disposition of such asset during the up to 10-year period beginning on the date on which we acquired the asset, we generally will be subject to tax at the highest regular corporate rate applicable on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, the "Built-in Gains Tax."

        Tenth, we will be subject to a 100% excise tax on transactions with our taxable REIT subsidiaries that are not conducted on an arm's-length basis.

        Eleventh, we may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. Shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

        Twelfth, we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's shareholders, as described below in "—Recordkeeping Requirements."

        Thirteenth, the earnings of our lower-tier entities, if any, that are subchapter C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.

        In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

  Requirements for Qualification

        To qualify as a REIT, we must elect to be treated as a REIT and must meet the following requirements, relating to our organization, sources of income, nature of assets and distributions.

        The Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  3.
  that would be taxable as a domestic corporation but for application of the REIT provisions of the federal income tax laws;

  4.
  that is neither a financial institution nor an insurance company subject to special provisions of the Code;

  5.
  that has at least 100 persons as beneficial owners (determined without reference to any rules of attribution);

  6.
  during the last half of each taxable year, not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities), which we refer to as the five or fewer requirement;

  7.
  that elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

  8.
  that (unless the entity qualified as a REIT for any taxable year beginning on or before October 4, 1976, which is the case with us) uses the calendar year as its taxable year and complies with the recordkeeping requirements of the federal income tax laws; and

  9.
  that satisfies the income tests, the asset tests, and the distribution tests, described below.

        The Code provides that REITs must satisfy all of the first four, the eighth (if applicable) and the ninth requirements during the entire taxable year. REITs must satisfy the fifth requirement during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of determining share ownership under the sixth requirement, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the sixth requirement above. We will be treated as having met the sixth requirement if we comply with certain Treasury Regulations for ascertaining the ownership of our shares for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that the sixth condition was not satisfied for such year. Our declaration of trust currently includes restrictions regarding transfer of our shares of beneficial interest that, among other things, assist us in continuing to satisfy the fifth and sixth of these requirements.

        Qualified REIT Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary from its parent REIT will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself for purposes of applying the requirements herein. Our qualified REIT subsidiaries will not be subject to federal corporate income taxation, although they may be subject to state and local taxation in some states.

        Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and to earn its proportionate share of the partnership's gross income for purposes of the applicable REIT qualification tests. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of IRET Properties, our operating partnership (including our operating partnership's share of the assets, liabilities and items of income with respect to any partnership in which it holds an interest), is treated as our assets, liabilities and items of income for purposes of applying the requirements described herein. For purposes of the 10% value test (see "—Asset Tests"), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership. Our proportionate share of the assets, liabilities and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

        We have control of our operating partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        Taxable REIT Subsidiaries.    A REIT may own up to 100% of the shares of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a taxable REIT subsidiary. We are not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we will treat the dividends paid to us from such taxable REIT subsidiary, if any, as income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of taxable REIT subsidiaries in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% (or 20% with respect to taxable years after December 31, 2017) of the value of a REIT's assets may consist of stock or securities of one or more taxable REIT subsidiaries.

        A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis.

        A taxable REIT subsidiary may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated, unless such rights are provided to an "eligible independent contractor" (as described below) to operate or manage a lodging facility or a health care facility if such rights are held by the taxable REIT subsidiary as a franchisee, licensee, or in a similar capacity and such health care facility or lodging facility is either owned by the taxable REIT subsidiary or leased to the taxable REIT subsidiary by its parent REIT. A taxable REIT subsidiary will not be considered to operate or manage a "qualified health care property" or "qualified lodging facility" solely because the taxable REIT subsidiary directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a taxable REIT subsidiary that employs individuals working at a "qualified health care property" or "qualified lodging facility" outside of the United States will not be considered to operate or manage a "qualified health care property" or "qualified lodging facility," as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the taxable REIT subsidiary pursuant to a management agreement or similar service contract.

        Gross Income Tests.    In order to maintain our qualification as a REIT, we must satisfy two gross income requirements. First, we must derive, directly or indirectly, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year from investments relating to real property or mortgages on real property, including "rents from real property," gains on disposition of real estate, dividends paid by another REIT and interest on obligations secured by real property or on interests in real property, or from certain types of temporary investments. Although a debt instrument issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act) is treated as a "real estate asset" for the asset tests for taxable years beginning after December 31, 2015, the interest income and gain from the sale of such debt instruments is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.

        Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities. Income and gain from "hedging transactions" that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% gross income test. In addition, as discussed below, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

        Rents from Real Property.    Rents that we receive from our real property will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met.

        First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales, provided that such percentage (a) is fixed at the time the lease is entered into, (b) is not renegotiated during the term of the lease in a manner that has the effect of basing percentage rent on income or profits, and (c) conforms with normal business practice.

        Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a "related party tenant"), other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person.

        As described above, we may own up to 100% of the shares of one or more taxable REIT subsidiaries. There are two exceptions to the related-party tenant rule described in the preceding paragraph for taxable REIT subsidiaries. Under the first exception, rent that we receive from a taxable REIT subsidiary will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The "substantially comparable" requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock will not be treated as "rents from real property."

        Under the second exception, a taxable REIT subsidiary is permitted to lease health care properties from the related REIT as long as it does not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care or lodging facility is operated. Rent related to a qualified healthcare property that we receive from a taxable REIT subsidiary will qualify as "rents from real property" as long as the "qualified health care property" is operated on behalf of the taxable REIT subsidiary by an "independent contractor" who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified health care properties" for any person unrelated to us and the taxable REIT subsidiary (an "eligible independent contractor"). A "qualified health care property" includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Our assisted living facilities generally will be treated as "qualified health care properties," but our independent living facilities generally will not be.

        Third, "rents from real property" excludes rent attributable to personal property except where such personal property is leased in connection with a lease of real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year.

        Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute "rents from real property" unless such services are customarily provided in the geographic area. Customary services that are not considered to be provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances, and the collection of trash) can be provided directly by us. Where, on the other hand, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor from whom we do not receive any income or a taxable REIT subsidiary. Non-customary services that are not performed by an independent contractor or taxable REIT subsidiary in accordance with the applicable requirements will result in impermissible tenant service income to us to the extent of the income earned (or deemed earned) with respect to such services. If the impermissible tenant service income (valued at not less than 150% of our direct cost of performing such services) exceeds 1% of our total income from a property, all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services does not exceed 1% of our total income from the property, the services will not cause the rent paid by tenants of the property to fail to qualify as rents from real property, but the impermissible tenant services income will not qualify as "rents from real property."

        Our residential rental properties are generally leased under one-year leases providing for fixed rent. Our commercial properties are generally leased for longer terms and generally provide for base rent and, in a number of cases, percentage rent based on gross sales. In order for the rent paid under our leases to constitute "rents from real property," the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

  •
  the intent of the parties;

  •
  the form of the agreement;

  •
  the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

  •
  the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

In addition, the federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

        Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. We intend to structure our leases so that they will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from our percentage and other leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below.

        We do not currently charge and do not anticipate charging rent that is based in whole or in part on the income or profits of any person (unless based on a fixed percentage or percentages of receipts or sales, as is permitted). We also do not anticipate either deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents or receiving rent from related party tenants.

        Our operating partnership does provide certain services with respect to our properties. We believe that the services with respect to our properties that are and will be provided directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to particular tenants and, therefore, that the provision of such services will not cause rents received with respect to the properties to fail to qualify as rents from real property. Services with respect to the properties that we believe may not be provided by us or the operating partnership directly without jeopardizing the qualification of rent as "rents from real property" are and will be performed by independent contractors or taxable REIT subsidiaries.

        We may, directly or indirectly, receive fees for property management and brokerage and leasing services provided with respect to some properties not owned entirely by the operating partnership. These fees, to the extent paid with respect to the portion of these properties not owned, directly or indirectly, by us, will not qualify under the 75% gross income test or the 95% gross income test. The operating partnership also may receive other types of income with respect to the properties it owns that will not qualify for either of these tests. We believe, however, that the aggregate amount of these fees and other non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under either the 75% gross income test or the 95% gross income test.

        If a portion of the rent that we receive from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as "rents from real property" because either (1) the rent is considered based on the income or profits of the related lessee, (2) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying taxable REIT subsidiaries (including as a result of a property leased to a taxable REIT subsidiary failing to qualify as a "qualified healthcare property" or "qualified lodging facility") or an operator engaged by a taxable REIT subsidiary to operate a "qualified health care property" or "qualified lodging facility" failing to qualify as an eligible independent contractor) or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary, none of the rent from that property would qualify as "rents from real property." In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee's proportionate share of a property's operational or capital expenses, such charges generally will qualify as "rents from real property." To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that late charges do not qualify as "rents from real property," they instead will be treated as interest that qualifies for the 95% gross income test.

        Interest.    We may, on a select basis, purchase mortgage debt when we believe our investment will allow us to acquire ownership of the underlying property. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, except to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan or on the date the REIT modifies the loan (if the modification is treated as "significant" for federal income tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. IRS guidance provides that we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. In addition, for taxable years beginning after December 31, 2015, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test. We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the gross income and asset tests.

        We also may selectively invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may relay, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans may not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the gross income and asset tests.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

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  the REIT has held the property for not less than two years (or, for sales made on or before July 30, 2008, four years);

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  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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  either (1) during the year in question, the REIT did not make more than seven sales of property, other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) with respect to taxable years beginning after December 31, 2015, (a) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT's properties (measured by adjusted bases) taking into account the current and two prior years did not exceed 10% or (5) with respect to taxable years beginning after December 31, 2015, (a) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT's properties (measured by fair market value) taking into account the current and two prior years did not exceed 10%;

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  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or, with respect to taxable years beginning after December 31, 2015, a taxable REIT subsidiary.

        When possible, we will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business." We have selectively disposed of certain of our properties in the past and intend to make additional dispositions in the future. Some of our past dispositions may not have qualified for that safe harbor, and some of our future dispositions may not qualify for that safe harbor. We believe that our past dispositions will not be treated as prohibited transactions, and we may avoid disposing of property that may be characterized as held primarily for sale to customers in the ordinary course of business. No assurance can be provided that the IRS will not assert that some or all of our past or future dispositions are subject to the 100% prohibited transactions tax. If the IRS successfully imposes the 100% prohibited transactions tax on some or all of our dispositions, the resulting tax liability could be material. We may choose to conduct some property sales through a taxable REIT subsidiary, which would be subject to federal and state income taxation as a corporation.

        Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. "Foreclosure property" is any real property, including interests in real property, and any personal property incident to such real property (a) that is acquired by a REIT as the result of such REIT having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property, (b) for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated, and (c) for which the REIT makes a proper election to treat the property as foreclosure property. Foreclosure property also includes any "qualified health care property" acquired by the REIT as a result of the termination or expiration of a lease of such property, without regard to a default or the imminence of default.

        A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to a qualified healthcare property, the second taxable year) following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the

Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

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  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  on which any construction takes place on the property, other than completion of a building or, any other improvement, where more than 10% of the construction was completed before default became imminent; or

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  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or, with respect to taxable years beginning after December 31, 2015, a taxable REIT subsidiary. In the case of a qualified health care property, income derived or received by the REIT from an independent contractor is disregarded to the extent attributable to (1) any lease of property that was in effect on the date the REIT acquired the qualified healthcare property or (2) the extension or renewal of such a lease if under the terms of the new lease the REIT receives a substantially similar or lesser benefit in comparison to the original lease.

        From time to time, we may enter into hedging transactions with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A "hedging transaction" means any of (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (3) any transaction entered into after December 31, 2015 to "offset" a transaction described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.

        Foreign Currency Gain.    Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under the Code.

        Those relief provisions are available if:

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  our failure to meet these tests is due to reasonable cause and not to willful neglect; and

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  we file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests in accordance with regulations prescribed by the Secretary of the Treasury.

        We cannot predict whether in all circumstances we would be entitled to the benefit of the relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally earn exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. Even if this relief provision applies, the Code imposes a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests.

        At the close of each quarter of our taxable year, we also must satisfy the following asset tests to maintain our qualification as a REIT:

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  At least 75% of the value of our total assets must be represented by real estate assets (including interests in real property (including leaseholds and options to acquire real property and leaseholds, and, for taxable years beginning after December 31, 2015, personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as "rents from real property"), interests in mortgages on real property, stock in other REITs and debt instruments issued by "publicly offered REITs"); cash and cash items (including receivables and certain money market funds); government securities; and investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year-term.

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  No more than 25% of the value of our total assets may be represented by securities of taxable REIT subsidiaries or other assets that are not qualifying for purposes of the 75% asset test.

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  Except for equity investments in REITs, partnerships, qualified REIT subsidiaries or taxable REIT subsidiaries or other investments that qualify as "real estate assets", for purposes of the 75% asset test:

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  the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets (the "5% asset test"); and

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  we may not own more than 10% of the voting power or value of any one issuer's outstanding voting securities (the "10% vote or value test").

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  No more than 25% of the value of our total assets (or, with respect to taxable years beginning after December 31, 2017, 20% of the value of our total assets) may be represented by securities of one of more taxable REIT subsidiaries.

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  No more than 25% of the value of our total assets may consist of debt instruments issued by "publicly offered REITs" to the extent such debt instruments are not secured by real property or interests in real property.

        For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term "securities" does not include shares in another REIT, debt of "publicly offered REITs," equity or debt securities of a qualified REIT subsidiary or a taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT (other than a "publicly offered REIT"), except that for purposes of the 10% value test, the term "securities" does not include: (i) straight debt securities (including straight debt that provides for certain contingent payments); (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Code, other than with a "related person"; (iv) any obligation to pay rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. In addition, (a) a REIT's interest as a partner in a partnership is not considered a "security" for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income (excluding income from prohibited transactions) is derived from sources that would qualify for the 75% REIT gross income test, and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership. For taxable years beginning after October 22, 2004, a special look-through rule applies for determining a REIT's share of securities held by a partnership in which the REIT holds an interest for purposes of the 10% value test. Under that look-through rule, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to securities described in items (a) and (b) above.

        As described above, we may, on a select basis, invest in mortgage debt when we believe our investment will allow us to acquire ownership of the underlying property. We expect that any investments in mortgage loans will generally be treated as real estate assets. However, for purposes of the asset tests, if the outstanding principal balance of a mortgage loan during a taxable year exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT's treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (1) the fair market value of the loan on the relevant quarterly REIT asset testing date or (2) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the recent legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the loan. We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

        We believe that substantially all of our assets consist of (1) real properties, (2) stock or debt investments that earn qualified temporary investment income, (3) other qualified real estate assets, and (4) cash, cash items and government securities. We monitor the status of our assets for purposes of the various asset tests, and manage our portfolio in order to comply with such tests.

        After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for a failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

        If a REIT violates the 5% asset test or the 10% vote or value test described above, a REIT may avoid disqualification as a REIT by disposing of sufficient assets to cure a violation that does not exceed the lesser of 1% of the REIT's assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the assets causing the violation. In the event of any other failure of the asset tests, a REIT may avoid disqualification as a REIT, if such failure was due to reasonable cause and not due to willful neglect, by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Annual Distribution Requirements

        To qualify for taxation as a REIT, the Code requires that we make distributions (other than capital gain distributions and deemed distributions of retained capital gain) to our shareholders in an amount at least equal to (a) the sum of: (1) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain or loss), and (2) 90% of our net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

        Generally, we must pay such distributions in the taxable year to which they relate. Dividends paid in the subsequent calendar year, however, will be treated as if paid in the prior calendar year for purposes of the prior year's distribution requirement if the dividends satisfy one of the following two sets of criteria:

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  We declare the dividends in October, November or December, the dividends are payable to shareholders of record on a specified date in such a month, and we actually pay the dividends during January of the subsequent year; or

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  We declare the dividends before we timely file our federal income tax return for such year, we pay the dividends in the 12-month period following the close of the prior year and not later than the first regular dividend payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year.

        The distributions under the first bullet point above are treated as received by shareholders on December 31 of the prior taxable year, while the distributions under the second bullet point are taxable to shareholders in the year paid.

        Further, with respect to our 2014 and prior taxable years, in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not have been "preferential dividends." A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. However, for taxable years beginning after December 31, 2014, the preferential dividend rule does not apply to "publicly offered REITs." Thus, so long as we continue to qualify as a "publicly offered REIT," the preferential dividend rule will not apply to our 2015 and subsequent taxable years.

        Even if we satisfy the foregoing distribution requirements, we will be subject to tax thereon to the extent that we do not distribute all of our net capital gain or "REIT taxable income" as adjusted. Furthermore, if we fail to distribute at least the sum of (1) 85% of our REIT ordinary income for that year; (2) 95% of our REIT capital gain net income for that year; and (3) any undistributed taxable income from prior periods, we would be subject to a 4% non-deductible excise tax on the excess of the required distribution over the amounts actually distributed.

        We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax we paid. For purposes of the 4% excise tax described, any such retained amounts would be treated as having been distributed.

        We intend to make timely distributions sufficient to satisfy the annual distribution requirements. We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In this event, we may find it necessary to arrange for borrowings or, if possible, pay taxable dividends of our shares or debt securities in order to meet the distribution requirement.

        In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or an agreement as to tax liability between us and an IRS district director, or, an amendment or supplement to our federal income tax return for the applicable tax year, we may be able to rectify any resulting failure to meet the 90% annual distribution requirement by paying "deficiency dividends" to shareholders that relate to the adjusted year but that are paid in a subsequent year. To qualify as a deficiency dividend, we must make the distribution within 90 days of the adverse determination and we also must satisfy other procedural requirements. If we satisfy the statutory requirements of Section 860 of the Code, a deduction is allowed for any deficiency dividend we subsequently paid to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, must pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

        We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued a revenue procedure authorizing "publicly offered REITs" to treat certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. We have no current intention to make a taxable dividend payable in our shares.

Recordkeeping Requirements

        We must maintain certain records in order to maintain our qualification as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We have complied and intend to continue to comply with these requirements.

Failure To Qualify

        A violation of a REIT qualification requirement other than the gross income tests or the asset tests will not disqualify us as a REIT if the violation is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each such violation. If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In that event, to the extent of our positive current and accumulated earnings and profits, distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for the reduced federal income tax rate of 20% on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our REIT qualification. We cannot state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally earn exceeds the limit on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.

Taxation of U.S. Shareholders

        As used in this prospectus, the term "U.S. Shareholder" means a holder of our shares of beneficial interest that, for federal income tax purposes is:

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  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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  an estate, the income of which is subject to federal income taxation regardless of its source;

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  a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

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  an eligible trust that elects to be taxed as a U.S. person under applicable Treasury Regulations.

        If a partnership, entity, or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our shares, you should consult your tax advisor regarding the consequences of the purchase, ownership, and disposition of our shares by the partnership.

        For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Shareholders will be taxed as discussed below.

        Distributions Generally.    Distributions to taxable U.S. Shareholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of our positive current and accumulated earnings and profits and, to that extent, will constitute ordinary income to U.S. Shareholders. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share distributions and then to our common share distributions.

        Our dividends are not eligible for the dividends received deduction generally available to corporations. Certain "qualified dividend income" received by U.S. Shareholders taxed at individual rates is subject to tax at the same tax rates as long-term capital gain (generally, a maximum rate of 20%). Qualified dividend income generally includes dividends paid to U.S. Shareholders taxed at individual rates by domestic corporations and certain qualified foreign corporations. Dividends received from REITs, however, generally do not constitute qualified dividend income, are not eligible for these reduced rates and, therefore, will continue to be subject to tax at higher ordinary income rates (generally, a maximum rate of 39.6%), subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as "qualified dividend income" eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries). Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income to the extent those dividends are attributable to income upon which we have paid corporate tax. We do not anticipate that a material portion of our distributions will be treated as qualified dividend income. In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. Shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend. In addition, individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Shareholder's shares, and then the distribution in excess of such basis will be taxable to the U.S. Shareholder as gain realized from the sale of its shares. Such gain will generally be treated as long-term capital gain, or short-term capital gain if the shares have been held for less than one year, assuming the shares are a capital asset in the hands of the U.S. Shareholder. Dividends we declared in October, November or December of any year payable to a U.S. Shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year.

        Capital Gain Distributions.    Distributions to U.S. Shareholders that we properly designate as capital gain dividends will generally be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Shareholder has held his or her shares. However, corporate U.S. shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our shareholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to holders of our preferred shares will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to holders of our preferred shares for the year and the denominator of which will be the total dividends paid to holders of all classes of our shares for the year.

        We may elect to retain and pay income tax on net long-term capital gain that we recognized during the tax year. In this instance, U.S. Shareholders will include in their income their proportionate share of our undistributed long-term capital gains. U.S. Shareholders will also be deemed to have paid their proportionate share of the tax we paid, which would be credited against such shareholders' U.S. income tax liability (and refunded to the extent it exceeds such liability). In addition, the basis of the U.S. Shareholders' shares will be increased by the excess of the amount of capital gain included in our income over the amount of tax it is deemed to have paid.

        Any capital gain with respect to capital assets held for more than one year that is recognized or otherwise properly taken into account will be taxed to U.S. Shareholders taxed at individual rates at a maximum rate of 20%. In the case of capital gain attributable to the sale of real property held for more than one year, such gain will be taxed at a maximum rate of 25% to the extent of the amount of depreciation deductions previously claimed with respect to such property. With respect to distributions we designated as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, we may designate, and will notify our shareholders, whether the dividend is taxable to U.S. Shareholders taxed at individual rates at regular long-term capital gains rates (a minimum rate of 20%) or at the 25% rate applicable to unrecaptured depreciation. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gain at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

        Passive Activity Loss and Investment Interest Limitations.    Distributions from us and gain from the disposition of our shares will not be treated as passive activity income and, therefore, U.S. Shareholders will not be able to apply any "passive activity losses" against such income. Dividends from us (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitations. Net capital gain from the disposition of our shares or capital gain dividends generally will be excluded from investment income unless the U.S. Shareholder elects to have the gain taxed at ordinary income rates. Shareholders are not allowed to include on their own federal income tax returns any net operating losses that we incur. Instead, these losses are generally carried over by us for potential affect against future income.

        Dispositions of Shares.    In general, U.S. Shareholders who are not dealers in securities will realize capital gain or loss on the disposition of our shares equal to the difference between the amount of cash and the fair market value of any property received on the disposition and that shareholder's adjusted basis in the shares. The applicable tax rate will depend on the U.S. Shareholder's holding period in the asset (generally, if the U.S. Shareholder has held the asset for more than one year, it will produce long-term capital gain) and the shareholder's tax bracket (the maximum long-term capital gain rate for U.S. Shareholders taxed at individual rates is 20%). The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were "section 1245 property" (i.e., generally, depreciable personal property). In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of shares that the U.S. shareholder has held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. Shareholder from us that were required to be treated as long-term capital gains. In addition, capital gains recognized by certain of our shareholders that are individuals, estates or trusts from the sale or other disposition of our shares will be subject to a 3.8% Medicare tax on gain from the sale of our shares.

        Conversion of Preferred Shares.    Except as provided below, (i) a U.S. shareholder generally will not recognize gain or loss upon the conversion of preferred shares into our common shares, and (ii) a U.S. shareholder's basis and holding period in our common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of the adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year at the time of conversion. U.S. shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges our common shares received on a conversion of our preferred shares for cash or other property.

        Redemption of Preferred Shares.    A redemption of our preferred shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described above in "—Taxation of U.S. Shareholders—Dispositions of Shares"). The redemption will satisfy such tests if it (i) is "substantially disproportionate" with respect to the U.S. shareholder's interest in our shares, (ii) results in a "complete termination" of the U.S. shareholder's interest in all of our classes of shares or (iii) is "not essentially equivalent to a dividend" with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable dividend, as described above in "—Taxation of U.S. Shareholders—Distributions Generally." In that case, a U.S. shareholder's adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder's remaining shareholdings in us. If the U.S. shareholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares or it may be lost.

        Under proposed Treasury regulations, if any portion of the amount received by a U.S. shareholder on a redemption of any class of our preferred shares is treated as a distribution with respect to our shares but not as a taxable dividend, then such portion will be allocated to all shares of stock of the redeemed class held by the redeemed shareholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share of stock will first reduce the redeemed U.S. shareholder's basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed shareholder has different bases in its shares of stock, then the amount allocated could reduce some of the basis in certain shares of stock while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. shareholder could have gain even if such U.S. shareholder's basis in all its shares of stock of the redeemed class exceeded such portion.

        The proposed Treasury regulations permit the transfer of basis in the redeemed shares of preferred stock to the redeemed U.S. shareholder's remaining, unredeemed shares of preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed U.S. shareholder. Instead, any unrecovered basis in the redeemed shares of preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Taxation of Tax-Exempt Shareholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their "unrelated business taxable income" ("UBTI"). While many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, distributions from us to tax-exempt shareholders generally will not constitute UBTI, unless the shareholder has borrowed to acquire or carry its shares or has used the shares in an unrelated trade or business. If a tax-exempt shareholder were to finance its investment in our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules.

        Furthermore, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under special provisions of the Code, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Qualified employee pension or profit sharing trusts that hold more than 10% (by value) of the shares of "pension-held REITs" may be required to treat a certain percentage of such a REIT's distributions as UBTI. A REIT is a "pension-held REIT" only if the REIT would not qualify as a REIT for federal income tax purposes but for the application of the "look-through" exception to the five or fewer requirement that allow the beneficiaries of qualified trusts to be treated as holding the REIT's shares in proportion to their actuarial interests in the qualified trust and the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (1) at least one qualified trust holds more than 25% by value of the REIT's shares or (2) a group of qualified trusts, each owning more than 10% by value of the REIT's shares, holds in the aggregate more than 50% of the REIT's shares. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT dividend. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.

Taxation of Non-U.S. Shareholders

        A "non-U.S. Shareholder" is a shareholder that is not a U.S. Shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other non-U.S. shareholders are complex. This section is only a summary of such rules. We urge non-U.S. Shareholders to consult their own tax advisors to determine the impact of federal, foreign, state, and local income tax laws on the purchase, ownership, and disposition of our shares, including any reporting requirements.

        In general, non-U.S. Shareholders will be subject to federal income tax at graduated rates with respect to their investment in us if the income from the investment is "effectively connected" with the non-U.S. Shareholder's conduct of a trade or business in the United States in the same manner that U.S. shareholders are taxed. A corporate non-U.S. Shareholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income that meets various certification requirements will generally be exempt from withholding. The following discussion will apply to non-U.S. Shareholders whose income from their investments in us is not so effectively connected (except to the extent that the "FIRPTA" rules discussed below treat such income as effectively connected income).

        Distributions by us that are not attributable to gain from the sale or exchange by us of a "United States real property interest" (a "USRPI"), as defined below, and that we do not designate as a capital gain distribution will be treated as an ordinary income dividend to the extent that we pay the distribution out of our current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a federal withholding tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Shareholder's basis in its shares (but not below zero) and then as gain from the disposition of such shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. Shareholder may obtain a refund of amounts we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        For any year in which we qualify as a REIT, a non-U.S. Shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). The term USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under the FIRPTA rules, a non-U.S. Shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. Shareholder. A non-U.S. Shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. Shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. Shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. Shareholder may receive a credit against its tax liability for the amount we withhold.

        Distributions by us with respect to our shares that are attributable to gain from the sale or exchange of a USRPI will be treated as ordinary dividends (taxed as described above) to a non-U.S. Shareholder rather than as gain from the sale of a USRPI as long as (1) the applicable class of shares is "regularly traded" on an established securities market in the United States and (2) the non-U.S. Shareholder did not own more than 10% of such class of shares at any time during the one-year period preceding the date of the distribution. We believe that our common shares and Series B preferred shares currently qualify as "regularly traded." Capital gain dividends distributed to a non-U.S. Shareholder that held more than 10% of the applicable class of shares in the year preceding the distribution, or to all non-U.S. Shareholders in the event that the applicable class of shares ceases to be regularly traded on an established securities market in the United States, will be taxed under FIRPTA as described in the preceding paragraph. Moreover, if a non-U.S. Shareholder disposes of our shares during the 30-day period preceding a dividend payment, and such non-U.S. Shareholder (or a person related to such non-U.S. Shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. Shareholder, then such non-U.S. Shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

        Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to non-U.S. Shareholders, and remit to the IRS, 30% of ordinary dividends paid out of earnings and profits. Special withholding rules apply to capital gain dividends that are not recharacterized as ordinary dividends. In addition, we may be required to withhold 15% of distributions in excess of our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to a withholding rate of 30%. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Shareholder exceeds the shareholder's U.S. tax liability, the non-U.S. Shareholder may file for a refund of such excess from the IRS.

        We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Shareholder unless:

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  a lower treaty rate applies and the non-U.S. Shareholder files with us an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate;

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  the non-U.S. Shareholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Shareholder's trade or business so that no withholding tax is required; or

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  the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a USRPI, in which case tax will be withheld at a 35% rate.

        Unless our shares constitute a USRPI within the meaning of FIRPTA, a sale of our shares by a non-U.S. Shareholder generally will not be subject to federal income taxation. Our shares will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A REIT is a domestically controlled qualified investment entity if at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Shareholders. Because our common and preferred shares are publicly-traded, we cannot assure you that we are or will be a domestically controlled qualified investment entity. If we were not a domestically controlled qualified investment entity, a non-U.S. Shareholder's sale of our shares would be a taxable sale of a USRPI unless (1)(a) the shares were "regularly traded" on an established securities market (such as NYSE) and (b) the selling shareholder owned, actually or constructively, no more than 10% of the shares of the applicable class throughout the applicable testing period or (2) the non-U.S. Shareholder was treated as a "qualified shareholder" or "qualified foreign pension fund," as discussed below. If the gain on the sale of shares were subject to taxation under FIRPTA, the non-U.S. Shareholder would be subject to the same treatment as a U.S. Shareholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). However, even if our shares are not a USRPI, a nonresident alien individual's gains from the sale of shares will be taxable if the nonresident alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

        A purchaser of our shares from a non-U.S. Shareholder will not be required to withhold under FIRPTA on the purchase price if (1) the purchased shares are "regularly traded" on an established securities market and the selling shareholder owned, actually or constructively, no more than 10% of the shares of the applicable class throughout the applicable testing period or (2) if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of our shares from a non-U.S. Shareholder may be required to withhold 15% of the purchase price and remit this amount to the IRS. We believe that our common shares and Series B preferred shares currently qualify as "regularly traded."

        Qualified Shareholders.    Subject to the exception discussed below, any distribution to a "qualified shareholder" who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a "qualified shareholder" will not be subject to FIRPTA withholding on REIT distributions, certain investors of a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor's ownership in the "qualified shareholder")) may be subject to FIRPTA withholding.

        In addition, a sale of our shares by a "qualified shareholder" who holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA. As with distributions, certain investors of a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor's ownership in the "qualified shareholder")) may be subject to FIRPTA withholding on a sale of our shares.

        A "qualified shareholder" is a foreign person that (1) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (2) is a qualified collective investment vehicle (defined below), and (3) maintains records on the identity of each person who, at any time during the foreign person's taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (1), above.

        A qualified collective investment vehicle is a foreign person that (1) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (2) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a "United States real property holding corporation" if it were a domestic corporation, or (3) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

        Qualified Foreign Pension Funds.    Any distribution to a "qualified foreign pension fund" (or an entity all of the interests of which are held by a "qualified foreign pension fund") who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. In addition, a sale of our shares by a "qualified foreign pension fund" that holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA.

        A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (1) which is created or organized under the law of a country other than the United States, (2) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (4) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (5) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

        FATCA Withholding.    Under the Foreign Account Tax Compliance Act, or FATCA, a U.S. withholding tax at a 30% rate is imposed on dividends paid on our shares received by certain non-U.S. Shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments received after December 31, 2018, on proceeds from the sale of our shares received by certain non-U.S. Shareholders. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

        We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

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  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

        Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. Shareholder provided that the non-U.S. Shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. Shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. Shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. Shareholder of shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. Shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder's U.S. federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

        Under FATCA, whether or not non-U.S. Shareholders are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to U.S. Shareholders who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied.

In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed for payments after December 31, 2018, on proceeds from the sale of our shares received by U.S. Shareholders who own our shares through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of any amounts withheld.

Other Tax Consequences

        Tax Aspects of Our Investments in the Operating Partnership and Subsidiary Partnerships.    The following discussion summarizes certain material federal income tax considerations applicable to our direct or indirect investment in our operating partnership and any subsidiary partnerships or limited liability companies we form or acquire that are treated as partnerships for federal income tax purposes, each individually referred to as a "Partnership" and, collectively, as "Partnerships." The following discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

        Classification as Partnerships.    We are entitled to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

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  is treated as a partnership under the Treasury regulations relating to entity classification (the "check-the-box regulations"); and

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  is not a "publicly traded" partnership.

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that each Partnership will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

        A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership's gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception").

        Treasury regulations, referred to as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors (the "private placement exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership (other than the operating partnership, which has more than 100 partners) should qualify for the private placement exclusion.

        The operating partnership does not qualify for the private placement exclusion. Another safe harbor under the PTP regulations provides that so long as the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed two percent of the total interests in the partnership capital or profits, interests in the partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof. For purposes of applying the two percent threshold, "private transfers," transfers made under certain redemption or repurchase agreements, and transfers made through a "qualified matching service" are ignored. While we believe that the operating partnership satisfies the conditions of this safe harbor, we cannot assure you that the operating partnership has or will continue to meet the conditions of this safe harbor in the future. Consequently, while units of the operating partnership are not and will not be traded on an established securities market, and while the exchange rights of limited partners of the operating partnership are restricted by the agreement of limited partnership in ways that we believe, taking into account all of the facts and circumstances, prevent the limited partners from being able to buy, sell or exchange their limited partnership interests in a manner such that the limited partnership interests would be considered "readily tradable on a secondary market or the substantial equivalent thereof" under the PTP regulations, no complete assurance can be provided that the IRS will not successfully assert that the operating partnership is a publicly traded partnership. As noted above, a publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for each taxable year in which the partnership is a publicly traded partnership consists of "qualifying income" under Section 7704 of the Code. "Qualifying income" under Section 7704 of the Code includes interest, dividends, real property rents, gains from the disposition of real property, and certain income or gains from the exploitation of natural resources. In addition, qualifying income under Section 7704 of the Code generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs. We believe the operating partnership has satisfied the 90% qualifying income test under Section 7704 of the Code in each year since its formation and will continue to satisfy that exception in the future. Thus, we believe the operating partnership has not and will not be taxed as a corporation.

        There is one significant difference, however, regarding rent received from related party tenants under the REIT gross income tests and the 90% qualifying income exception. For a REIT, rent from a tenant does not qualify as rents from real property if the REIT and/or one or more actual or constructive owners of 10% or more of the REIT actually or constructively own 10% or more of the tenant. Under Section 7704 of the Code, rent from a tenant is not qualifying income if a partnership and/or one or more actual or constructive owners of 5% or more of the partnership actually or constructively own 10% or more of the tenant. Accordingly, we will need to monitor compliance with both the REIT rules and the publicly traded partnership rules.

        We have not requested, and do not intend to request, a ruling from the IRS that the operating partnership or any other Partnerships will be classified as a partnership (or disregarded entity, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See "—Requirements for Qualification—Income Tests" and "—Requirements for Qualification—Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Annual Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

Income Taxation of the Partnerships and Their Partners

        Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. We will therefore take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership. For taxable years beginning after December 31, 2017, however, the tax liability for adjustments to a Partnership's tax returns made as a result of an audit by the IRS will be imposed on the Partnership itself in certain circumstances absent an election to the contrary.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

        Tax Allocations With Respect to Contributed Properties.    Income, gain, loss, and deduction attributable to (a) appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or (b) property revalued on the books of a partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, referred to as "built-in gain" or "built-in loss," is generally equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a "book-tax difference". Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Our operating partnership has acquired and may acquire appreciated property in exchange for limited partnership interests. We have a carryover, rather than a fair market value, basis in such contributed assets equal to the basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we have a lower adjusted basis with respect to that portion of our operating partnership's assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This results in lower depreciation deductions with respect to the portion of our operating partnership's assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition.

        The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Unless we as general partner select a different method, our operating partnership will use the traditional method for allocating items with respect to which there is a book-tax difference. As a result, the carryover basis of assets in the hands of our operating partnership in contributed property causes us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all of our assets were to have a tax basis equal to their fair market value at the time of the contribution, and a sale of that portion of our operating partnership's properties which have a carryover basis could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. As a result of the foregoing allocations, we may recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends, instead of a tax-free return of capital or capital gains.

        Basis in Partnership Interest.    Our adjusted tax basis in any partnership interest we own generally will be:

  •
  the amount of cash and the basis of any other property we contribute to the partnership;

  •
  increased by our allocable share of the partnership's income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and

  •
  reduced, but not below zero, by our allocable share of the partnership's loss, the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the partnership.

        Loss allocated to us in excess of our basis in a partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

        Sale of a Partnership's Property.    Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on contributed or revalued properties is the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution or revaluation. Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will be allocated among the partners in accordance with their percentage interests in the Partnership.

        Our share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See "—Requirements for Qualification—Income Tests." We do not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or the Partnership's, trade or business.

Legislative or Other Actions Affecting REITs

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective Shareholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common shares.

State and Local Tax

        We and our shareholders may be subject to state and local tax in various states and localities, including those in which we or they transact business, own property or reside. The tax treatment of us and our shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  through underwriters or dealers;

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  directly to purchasers;

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  in a rights offering;

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  in "at the market" offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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  through agents;

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  through a combination of any of these methods; or

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  through any other method permitted by applicable law and described in a prospectus supplement.\

In addition, we may issue the securities as a dividend or distribution to our existing shareholders or other securityholders.

Subject to maintaining our qualification as a REIT for federal income tax purposes, we may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities offered pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities issued pursuant to this prospectus to close out its short positions;

  •
  sell securities short and re-deliver such securities to close out our short positions;

  •
  enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus; or

  •
  loan or pledge securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

        The prospectus supplement with respect to any offering of securities will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price or initial public offering price of the securities;

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  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any commissions paid to agents; and

  •
  any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

        In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

        Underwriters could make sales in privately negotiated transactions and any other method permitted by law, including sales deemed to be an "at-the-market" offering, sales made directly on the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

        Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common shares, which are currently listed on the NYSE. We currently intend to list any common shares sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred shares on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

        Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

 LEGAL MATTERS

        The validity of the securities issued under this prospectus will be passed upon for us by Hunton & Williams LLP and, with respect to matters of North Dakota law, by Stinson Leonard Street LLP. Certain federal income tax and other legal matters will be passed upon for us by Hunton & Williams LLP. Counsel for any underwriters will be named in the applicable prospectus supplement.

EXPERTS

        The financial statements, schedule and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the registration statement and the exhibits and schedules thereto, can be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC's website is http://www.sec.gov. Copies of these documents may be available on our website at www. https://www.iretapartments.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC's rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C. as well as through the SEC's website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the fiscal year ended April 30, 2017 filed with the SEC on June 28, 2017;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended April 30, 2017 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 7, 2017;

  •
  our Current Reports on Form 8-K (excluding any information furnished but not filed thereunder) filed with the SEC on May 3, 2017 and July 5, 2017;

  •
  the description of our common shares contained in our Registration Statement on Form 10 (File No. 0-14851), dated July 29, 1986, as amended by our Amended Registration Statement on Form 10, dated December 17, 1986, and our Second Amended Registration Statement on Form 10, dated March 12, 1987; and

  •
  the description of our Series B preferred shares contained in our registration statement on Form 8-A, dated August 3, 2012 and filed with the SEC on August 3, 2012.

        All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

        We will provide copies of all documents that are incorporated by reference into this prospectus and any applicable prospectus supplement (not including the exhibits other than exhibits that are specifically incorporated by reference) without charge to each person to whom this prospectus is delivered and who so requests in writing or by calling us at the following address and telephone number:

Investors Real Estate Trust
1400 31st Avenue SW, Suite 60
Minot, ND 58702
Attn: Shareholder Relations
Telephone: (701) 837-4738
Facsimile: (701) 838-7785

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements included in this prospectus and the documents incorporated into this document by reference are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Such forward-looking statements include statements about our plans and objectives, including among other things, our future financial condition, anticipated capital expenditures, anticipated distributions and our belief that we have the liquidity and capital resources necessary to meet our known obligations and to make additional real estate acquisitions and capital improvements when appropriate to enhance long term growth. Forward-looking statements are typically identified by the use of terms such as "believe," "expect," "intend," "project," "plan," "anticipate," "potential," "may," "will," "designed," "estimate," "should," "continue" and other similar expressions. These statements indicate that we have used assumptions that are subject to a number of risks and uncertainties that could cause our actual results or performance to differ materially from those projected.

        Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include:

  •
  uncertainties related to the national economy, the real estate industry in general and the economic health of the markets in which we own and operate multifamily and commercial properties, in particular the states of Minnesota and North Dakota, and other markets in which we may invest in the future;

  •
  the economic health of our multifamily and commercial tenants;

  •
  rental conditions in our markets, including occupancy levels and rental rates, for multifamily and commercial properties;

  •
  our inability to renew tenants or obtain new tenants upon expiration of existing leases;

  •
  our ability to identify and secure additional properties that meet our criteria for investment;

  •
  our ability to complete construction and lease-up of our development projects on schedule and on budget;

  •
  our ability to sell our non-core properties on terms that are acceptable;

  •
  the level and volatility of prevailing market interest rates;

  •
  changes in our operating expenses;

  •
  financing risks, such as our inability to obtain debt or equity financing on favorable terms, or at all;

  •
  the need to fund tenant improvements or other capital expenditures out of operating cash flow;

  •
  our qualification as a REIT under the Code, and the risk of changes in laws affecting REITs;

  •
  risks associated with complying with applicable laws, including those concerning the environment and access by persons with disabilities;

  •
  the availability and cost of casualty insurance for losses; and

  •
  those risks and uncertainties detailed from time to time in our filings with the SEC, including the our Form 10-K for the fiscal year ended April 30, 2017 and subsequent quarterly reports on Form 10-Q

        Readers should carefully review our financial statements and the notes thereto, as well as the section entitled "Risk Factors" in Item 1A of our Annual Report on Form 10-K and the other documents we file from time to time with the SEC.

        In light of these uncertainties, the events anticipated by our forward-looking statements might not occur and we caution you not to place undue reliance on any of our forward-looking statements. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise, and those statements speak only as of the date made. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements should not be construed as exhaustive.

Up to $150,000,000

Investors Real Estate Trust

Common Shares

PROSPECTUS SUPPLEMENT

BMO Capital Markets

Baird

BTIG

Jefferies

Raymond James

November 7, 2019